EXHIBIT 99.2

SOLAR3D, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share data)

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Solar3D, Inc. (the “Company”) and Plan B Enterprises, Inc., d/b/a as Universal Racking and Elite Solar (Plan B) after entering into an agreement on August 12, 2015, as amended on October 30, 2015 and on November 30, 2015, to merge with Plan B which was consummated on December 1, 2015. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition of Plan B had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 are presented as if the acquisition of Plan B had occurred at the beginning of each period presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of Plan B as of September 30, 2015.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Plan B acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed consolidated financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of Plan B (contained elsewhere in this Form 8-K) and the Company’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the quarterly report on the Form 10-Q for the three and nine months ended September 30, 2015. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

SOLAR3D, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2015
(In thousands, except share and per share data)

			ProForma		ProForma
	SOLAR3D	PLAN B	Adjustments		(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,259	$669	$(2,500)	(C)	$7,428
Restricted cash	37	-	-		37
Accounts receivable	6,688	2,715	-		9,403
Related party receivable	-	24	-		24
Employee loan receivable	-	4	-		4
Inventory	402	414	-		816
Costs in excess of billings	1,972	1,098	-		3,070
Other current assets	286	-	-		286
TOTAL CURRENT ASSETS	18,644	4,924	(2,500)		21,068

PROPERTY & EQUIPMENT	194	428	-		622

OTHER ASSETS
Security deposit	38	-	-		38
Goodwill	5,893	-	6,039	(A)	11,932
TOTAL OTHER INCOME/(EXPENSES)	5,931	-	6,039		11,970

TOTAL ASSETS	$24,769	$5,352	$3,539		$33,660

LIABILITIES AND SHAREHOLDER EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,047	$2,208	$-		$6,255
Billings in excess of costs	1,366	1,766	-		3,132
Customer deposits	149	-	-		149
Loans payable, current portion	17	74	-		91
Line of credit	-	137	-		137
Acquisition convertible promissory note, net of beneficial conversion feature of $2,085	1,415	-	-		1,415
Convertible promissory note payable, net of discount $0	850	-	-		850
TOTAL CURRENT LIABILITIES	7,844	4,185	-		12,029

LONG TERM LIABILITIES
Loan payable, long-term portion	48	206	-		254
Warranty liability	25	-	-		25
TOTAL LONG TERM LIABILITIES	73	206	-		279

TOTAL LIABILITIES	7,917	4,391	-		12,308

SHAREHOLDERS' EQUITY
Common stock, $.001 par value; 1,000,000,000 authorized shares; 17,788,483,shares issued and outstanding	18	37	(37)	(B)	18
Preferred stock, $.001 par value; 5,000,000 authorized shares; 1,506,024 shares issued and outstanding	-	-	2	(C)	2
Additional paid in capital	57,776	-	4,498	(C)	62,274
Accumulated deficit	(40,942)	924	(924)	(B)	(40,942)
TOTAL SHAREHOLDERS' EQUITY	16,852	961	3,539		21,352

TOTAL LIABILITIES SHAREHOLDERS' EQUITY	$24,769	$5,352	$3,539		$33,660

See notes to unaudited pro forma condensed combined financial information.

SOLAR3D, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(In thousands, except share and per share data)

			ProForma		ProForma
	SOLAR3D	PLAN B	Adjustments		(Unaudited)

REVENUE	$36,394	$8,334	$-		$44,728
COST OF REVENUE	25,670	6,705	-		32,375
GROSS PROFIT	10,724	1,629	-		12,353

OPERATING EXPENSES
Selling and marketing expense	3,918	-	-		3,918
General and administrative expense	5,902	838	70	(D)	6,810
Research and development	53	-	-		53
Depreciation and amortization expense	26	-	-		26

TOTAL FROM OPERATIONS	9,899	838	70		10,807

INCOME (LOSS) FROM OPERATIONS	825	791	(70)		1,546

OTHER INCOME/(EXPENSES)
Other income	10	4	-		14
Gain on sale of asset	-	2	-		2
Gain/(loss) on change in fair value of derivative liability	68	-	-		68
Commitment fee	(3)	-	-		(3)
	(1,023)	(21)	-		(1,044)

TOTAL OTHER INCOME/(EXPENSES)	(948)	(15)	-		(963)

NET INCOME/(LOSS) BEFORE INCOME TAXES

Income tax expense	-	(12)	-		(12)

NET INCOME/(LOSS)	$(123)	$764	$(70)		$571

EARNING (LOSS) PER SHARE
Basic	$(0.01)	$-	$-		$0.03
Diluted	$(0.01)	$-	$-		$0.03

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	16,670,146	-	-		16,670,146
Diluted	16,670,146	-	-		22,477,526

See notes to unaudited pro forma condensed combined financial information.

SOLAR3D, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(In thousands, except share and per share data)

			ProForma		ProForma
	SOLAR3D	PLAN B	Adjustments		(Unaudited)

REVENUE	$20,189	$8,098	$-		$28,287
COST OF REVENUE	14,578	6,578	-		21,156
GROSS PROFIT	5,611	1,520	-		7,131

OPERATING EXPENSES
Selling and marketing expense	1,575	-	-		1,575
General and administrative expense	3,602	846	93	(D)	4,541
Research and development	113	-	-		113
Depreciation and amortization expense	10	-	-		10

TOTAL FROM OPERATIONS	5,300	846	93		6,239

INCOME (LOSS) FROM OPERATIONS	311	674	(93)		892

OTHER INCOME/(EXPENSES)
Gain/(loss) on sale of asset	-	(1)	-		(1)
Gain/(loss) on change in derivative liability	(20,770)	-	-		(20,770)
Gain/(loss) on settlement of debt	(187)	-	-		(187)
Other income	-	12	-		12
Other expense	(33)	-	-		(33)
Interest expense	(4,193)	(20)	-		(4,213)

TOTAL OTHER INCOME/(EXPENSES)	(25,183)	(9)	-		(25,192)

NET INCOME/(LOSS) BEFORE INCOME TAXES

Income tax expense	-	(11)	-		(11)

NET INCOME/(LOSS)	$(24,872)	$654	$(93)		$(24,311)

EARNING (LOSS) PER SHARE
Basic	$(2.15)	$-	$-		$(2.10)
Diluted	$(2.15)	$-	$-		$(2.10)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	11,589,412	-	-		11,589,412
Diluted	11,589,412	-	-		11,589,412

See notes to unaudited pro forma condensed combined financial information.

SOLAR3D
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share data)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2015, are based on the historical financial statements of Solar3D, Inc. (the “Company”) and Plan B Enterprise, LLC., d/b/a as Universal Racking and  Elite Solar (Plan B) after giving effect to the Company’s acquisition that was consummated on December 1, 2015 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet and statement of operations for year ended December 31, 2014 are presented as if the acquisition of Plan B had occurred on January 1, 2014 and were carried forward through each of the period presented.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.   In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Plan B’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Plan B acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10K for the year ended December 31, 2014 and on the quarterly report for the nine months ended September 30, 2015 and contained elsewhere in this Form 8-K/A.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, Plan B’s historical financial statements for the year ended December 31, 2014 and nine months ended September 30, 2015, have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform Plan B’s accounting policies to the Company’s accounting policies as noted below.

Reclassifications

The Company reclassified certain accounts in the presentation of Plan B’s historical financial statements in order to conform to the Company’s presentation.

2. ACQUISITION OF PLAN B ENTERPRISES, LLC

On December 1, 2015, the Company acquired 100% of the tangible and intangible assets of Plan B Enterprises, LLC., d/b/a Universal Racking and as Elite Solar (Plan B) in a transaction accounted for under ASC 805, for cash in the amount of $2,500, and 1,506,024 shares of Series B Preferred stock, for a total consideration of $7,000. Plan B designs, arranges financing, monitors and maintains solar systems. The acquisition is designed to enhance our services for solar technology. Plan B is now a wholly-owned subsidiary of the Company.

2. ACQUISITION OF PLAN B ENTERPRISES, LLC (Continued)

Under the purchase method of accounting, the transactions will be valued for accounting purposes at $7,000 which will be the estimated fair value of the Company at date of acquisition. The assets and liabilities of Plan B will be recorded at their respective fair values as of the date of acquisition, and the following table summarizes these values.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(A) To record the preliminary estimate of goodwill for the Company’s acquisition of Plan B. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed.

(B) To eliminate Plan B’s historical stockholder equity

(C) Record the purchase of 100% of Plan B’s interest through the cash payment of $2,500 and 1,506,024 shares of Series B Preferred stock valued at $4,500, for a total consideration of $7,000.

(D) To record of additional G&A expenses required of additional agreements with Plan B.